Exhibit 10.17

First Amendment to Loan

This First Amendment to the Personal Loan is entered into as of July 1, 2026, by and between VINSON SHEA HOLDINGS, LTD, (“VSH”), VME PROCESS INC, a subsidiary of VME COMPANIES, INC. (collectively “Borrower”), and Michael Thomas (hereafter “Lender”)

Whereas, the Personal Loan agreement with a principal amount of $200,000.00 dated April 27, 2026, (the “Loan Agreement”) incorrectly identified the Lender as VINSON SHEA HOLDINGS, LTD; and

Whereas, the source of the loan funding was from personal funds of Michael Thomas; and

Whereas, VINSON SHEA HOLDINGS, LTD, Michael Thomas, and Borrower desire to correct this mistake; and

Whereas, the Lender and Borrower desire to amend the Loan Agreement to extend the term and maturity date of the loan and to provide for the mandatory repayment of the loan upon the occurrence of an Initial Public Offering of VME Companies, Inc. (the “IPO”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

Michael Thomas shall replace VINSON SHEA HOLDINGS, LTD as the Lender, and all payments due under the loan shall be paid directly to Michael Thomas.

The outstanding principal balance of the loan, together with all accrued and unpaid interest thereon, shall be due and payable in full on December 31, 2026 (the 'Maturity Date'), unless accelerated earlier pursuant to the terms of this Amendment.

Notwithstanding anything to the contrary contained in this Amendment, immediately upon the consummation of the IPO of the equity securities of the Borrower, all outstanding principal and accrued and unpaid interest, shall become immediately due and payable in full, without demand, notice, or legal process of any kind.

This agreement is effective as of the date first shown above.

/s/ Michael D. Thomas	/s/ Michael D. Thomas
Michael D. Thomas	Michael D. Thomas
President
Vinson Shea Holdings Ltd

/s/ David Falls
David Falls
Vice President Accounting and
Assistant Secretary
VME Process, Inc.

P +1 903 561 4082	3300 S. Broadway Ave
F +1 903 939 3364	Suite 205
Tyler, TX USA 75701
vmecompanies.com